Exhibit 10.4

Short Term Loan Contract

This Loan Agreement (the “Agreement”) is an agreement between Vapir Enterprise Inc henceforth known as “Borrower,” and Hamid Emarlou henceforth known as “Lender.”

Borrower wishes to borrow $ as needed, known as “Loan,” from Lender. Loan will be furnished to Borrower on demand. This loan will be used for working capital purposes.

Conditions for this Short Term Loan are as follows:

• This Loan bears interest at 5% per annum.

• This Loan is payable to the lender on demand.

Borrower and Lender agree to the conditions above, and sign to that effect on the first day of Jan, 2014.

/s/ HAMID EMARLOU
CEO & President
Borrower Signature

/s/ HAMID EMARLOU
Lender Signature